As filed with the Securities and Exchange Commission on May 20, 1999

                                                 Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                  FORM S-8

                          REGISTRATION STATEMENT
                                    UNDER
                        THE SECURITIES ACT OF 1933

                         EL PASO ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)


          Delaware                                 76-0568816
   (State or other jurisdiction of             (I.R.S.  Employer
    incorporation or organization)             Identification No.)


                          El Paso Energy Building
                           1001 Louisiana Street
                           Houston, Texas 77002
                              (713) 420-2131
         (Address, including zip code, of Principal Executive Offices)

                        EL PASO ENERGY CORPORATION
                        DEFERRED COMPENSATION PLAN
                         (Full title of the plan)

                          Britton White Jr., Esq.
                 Executive Vice President and General Counsel
                           El Paso Energy Building
                           1001 Louisiana Street
                           Houston, Texas  77002
                               (713) 420-2131
         (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                           Proposed Maximum  Proposed Maximum
     Title of Securities   Amount to be     Offering  Price     Aggregate       Registration
      to be Registered      Registered      Per Obligation    Offering Price          fee
---------------------------------------------------------------------------------------------
Deferred Compensation
 Obligations<F1>             $50,000,000         100%        $50,000,000<F1>       $13,900
----------------------------------------------------------------------------------------------

<F1> The  Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents by Reference.

               The following documents filed with the Securities and Exchange Commission (the "Commission") by El Paso Energy Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which contains audited financial statements for the most recent year for which such statements have been filed;

                    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                    (c) The description of the Registrant's common stock, par value $3.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 3, 1998, and a description of the Registrant's preferred stock purchase rights associated with its Common Stock, contained in Registrant's Registration Statement on Form 8-A/A filed with the Commission on January 29, 1999, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or Prospectus.

          Item 4.  Description of Securities.

               Capitalized terms used without definition herein have the meanings assigned in the El Paso Energy Corporation Deferred Compensation Plan, as amended (the "Plan"). The Plan allows officers, directors and certain key employees ("Participants") of the Registrant and its affiliates to submit elections to defer compensation, including elections as to the amount to be deferred and the timing, and manner of distribution. Deferred amounts are credited in deferred compensation ledger accounts (an "Account").

               Each Participant may elect, under the Plan, to defer all or a portion of his or her annual Base Compensation, Cash Incentive Award, Performance Units, Equity Awards and amounts awarded under other plans, as applicable, until his or her retirement, death, Permanent Disability, resignation or termination of employment or until any other specified time that is determined by the Management Committee. Interest or other income, expense, gain or loss, as applicable, shall accrue on the deferred amount to the date of distribution, and shall be credited to the Memorandum Account at the end of each calendar quarter or such other periods as may be determined by the Management Committee. The Management Committee shall determine the rate of interest or method for determining other income, expense, gain or losses periodically and in so doing may take into account the earnings, losses, appreciation or depreciation attributable to any discretionary investments made by the Company (if any), including, but not limited to, any investment direction from a Participant regarding amounts credited to his or her Memorandum Account. The
          Management Committee may, with or without a Participant's concurrence, reallocate amounts credited to the Accounts from time to time as the Management Committee may determine.

               Upon   the   retirement,   death,   Permanent    Disability,
          resignation, designated payment date, or termination of employment all amounts credited to a Participant's Account shall be paid to the Participant (or to his or her beneficiary) in (a) a lump-sum cash payment, (b) a lump-sum Common Stock distribution, to the extent the Participant has shares of Common Stock credited to his or her Deferred Stock Account, (c) a combination of (a) and (b) or in periodic installments over a period of years to be determined by the Management Committee in its sole discretion. Any Common Stock distributed under the Plan has been registered pursuant to an effective Registration Statement on Form S-8 for the plan from which such shares are to be issued.

               The Registrant reserves the right to amend, modify or terminate the Plan, or suspend any of its provisions, at any time and from time to time, except that no such amendment, modification or termination shall adversely affect the right of each Participant to the amounts credited to such Participant's Account at the time of such amendment, modification or termination.

               Item 5.  Interests of Named Experts and Counsel.

               The information required by Item 5 is not applicable to this Registration Statement.

               Item 6.  Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

               Article X of the By-laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

               Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
               (iv) any transaction from which the director derived an improper personal benefit.

               Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               The registrant maintains Directors' and Officers' liability insurance which provides for payment on behalf of the directors and officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.

               Item 7.  Exemption from Registration Claimed.

               The information required by Item 7 is not applicable to this Registration Statement.

               Item 8.  Exhibits.

             Exhibit
             Number    Description

              5.1      Opinion  of  Andrews  &  Kurth L.L.P. regarding  the
                       legality   of   the  securities   being   registered
                       hereunder.

             10.1 El Paso Energy Corporation Deferred Compensation Plan, Amended and Restated effective as of December 3, 1998.

             23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

             23.2      Consent of PricewaterhouseCoopers LLP.

             24.1      Power of Attorney  (set  forth on the signature page
                       contained   in   Part II   of   this    Registration
                       Statement).


          Item 9.  Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)  To   include   any   prospectus  required  by
                    Section 10(a)(3) of the Securities Act;

                         (ii) To  reflect in the prospectus  any  facts  or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                    Provided,   however,   that  paragraphs (a)(1)(i)   and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of May 1999.


                                             EL PASO ENERGY CORPORATION


                                             By:   /s/ William A. Wise
                                             ------------------------------
                                                     William A. Wise
                                                  Chairman of the Board,
                                                        President
                                                   and Chief Executive
                                                         Officer


                                  POWER OF ATTORNEY

               Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White, Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

           ----------------------------------------------------------------
                Signature                Title                    Date
           ----------------------------------------------------------------

           /s/ William A. Wise    Chairman of the Board,      May 20, 1999
          --------------------    President, Chief
             William A. Wise      Executive Officer and
                                  Director

          /s/ H. Brent Austin     Executive Vice              May 20, 1999
          -------------------     President
            H. Brent Austin       and Chief Financial
                                  Officer

          /s/ Jeffrey I. Beason   Vice President and          May 20, 1999
          ---------------------   Controller
           Jeffrey I. Beason      (Chief Accounting
                                   Officer)

          /s/ Byron Allumbaugh    Director                    May 20, 1999
          ----------------------
             Byron Allumbaugh

          /s/ Juan Carlos Braniff  Director                    May 20, 1999
           ----------------------
           Juan Carlos Braniff

          /s/ Peter T. Flawn       Director                    May 20, 1999
           ----------------------
              Peter T. Flawn

          /s/ James F. Gibbons     Director                    May 20, 1999
           ---------------------
             James F. Gibbons

          /s/ Ben F. Love          Director                    May 20, 1999
           ---------------------
               Ben F. Love

          /s/ Kenneth L. Smalley   Director                    May 20, 1999
           ---------------------
            Kenneth L. Smalley

          /s/ Malcolm Wallop       Director                    May 20, 1999
           ---------------------
              Malcolm Wallop

                                  INDEX TO EXHIBITS

            Exhibit
            Number     Description
            --------   -----------

              5.1      Opinion  of  Andrews  &  Kurth L.L.P. regarding  the
                       legality   of   the  securities   being   registered
                       hereunder.

             10.1 El Paso Energy Corporation Deferred Compensation Plan, Amended and Restated effective as of December 3, 1998.

             23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

             23.2      Consent of PricewaterhouseCoopers LLP.

             24.1      Power of Attorney  (set  forth on the signature page
                       contained   in   Part II   of   this    Registration
                       Statement).